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                                                                     CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                               SERIES 1996-B
                                                                      STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
PERIOD 25                                                                                                                   PAGE # 1
DETERMINATION: 9-Oct-98                                                                                            Beginning  9/1/98
DISTRIBUTION:  15-Oct-98                                                                                           Ending    9/30/98
       TIME:   10/19/98 12:20


                                                            CLASS A 6.61% ASSET BACKED CERTIFICATES
                                                            CLASS B 6.76% ASSET BACKED CERTIFICATES



                   ORIG PRINCIPAL          BEG PRINCIPAL         PRINCIPAL       INTEREST            TOTAL         END PRINCIPAL
   CLASS              BALANCE                 BALANCE          DISTRIBUTION    DISTRIBUTION      DISTRIBUTION         BALANCE
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
     A                $1,478,422,107.71     $583,701,573.81   $30,514,535.67    $3,215,222.84   $33,729,758.51   $553,187,038.14
     B                   $45,725,000.00      $18,052,864.81      $943,761.01      $101,697.81    $1,045,458.82    $17,109,103.80
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CERTIFICATE TOTALS    $1,524,147,107.71     $601,754,438.62   $31,458,296.68    $3,316,920.65   $34,775,217.33   $570,296,141.94
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   FACTOR   INFORMATION   PER   $1,000


                     PRINCIPAL               INTEREST          END PRINCIPAL
   CLASS            DISTRIBUTION           DISTRIBUTION           BALANCE
--------------------------------------------------------------------------------
      A                20.63993464          2.17476648        374.17394887
--------------------------------------------------------------------------------
             -------------------------------------------------------------------
     B                 20.63993461          2.22411832        374.17394861
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certificate Totals     20.63993464          2.17624705        374.17394886
--------------------------------------------------------------------------------



(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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                                                                                             CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                                                       SERIES 1996-B
                                                                                              STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------

 PERIOD 25                                                                                                              PAGE     # 2
 DETERMINATION: 9-Oct-98                                                                                            Beginning 9/1/98
 DISTRIBUTION: 15-Oct-98                                                                                              Ending 9/30/98
 TIME: 10/19/98 12:20






                                                                                                                        per $1000
Section 5.8 (iii)               Servicing Fee                                             $501,462.03                      .32901157




------------------------------------------------------------------------------------------------------------------------------------
 Class        Principal         Interest          Total          Prin (per $1000/orig)   Int (per $1000/orig) Total (per $1000/orig)
------------------------------------------------------------------------------------------------------------------------------------
   A       $30,514,535.67    $3,215,222.84      $33,729,758.51      20.63993464              2.17476648           22.81470112
   B          $943,761.01      $101,697.81       $1,045,458.82      20.63993461              2.22411832           22.86405293
------------------------------------------------------------------------------------------------------------------------------------
 Total     $31,458,296.68    $3,316,920.65      $34,775,217.33      20.63993464              2.17624705           22.81618169
------------------------------------------------------------------------------------------------------------------------------------



Section 5.8 (v)                 Pool Balance at the end of the Collection Period                                     $570,296,141.94


Section 5.8 (vi)                Aggregate Net Losses for Collection Period                                               $346,098.33


Section 5.8 (vii)               Carryover Shortfall for Collection Period
                                                          Class A Interest                                                     -
                                                          Class B Interest                                                     -
                                                          Class A Principal                                                    -
                                                          Class B Principal                                                    -
                                                            TOTAL                                                              -


Section 5.8 (viii)              Reserve Account Balance after Disbursement                                            $18,534,624.61



Section 5.8 (ix)                Specified Reserve Account Balance                                                     $18,534,624.61



Section 5.8 (x)                 Repurchase Amounts for Repurchased Receivables
                                                          Seller                                                               $0.00
                                                          Servicer                                                       $140,983.63
                                                            TOTAL                                                        $140,983.63



Section 5.8 (xi)                Advance Summary for Collection Period
                                              Unreimbursed Advances for Period                                        $ 4,273,151.75
                                              Unreimbursed Advances for Previous Period                               $ 4,230,500.81
                                              Change from Previous Period                                                $ 42,650.94

                                             Reimbursed Advance from Collections                                         $714,448.80
                                             Reimbursed Advance from Liquidation Proceeds                                 $19,848.34
                                             Reimbursed Advance from Reserve Account Withdrawals                              $ -




(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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